EXHIBIT 4-s


                          [FORM OF FACE OF SECURITY]

               TEMPORARY GLOBAL FLOATING RATE SENIOR BEARER NOTE

BEARER                                                    BEARER
No. TGFL _____

               [COMMERCIAL PAPER ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE UNITED KINGDOM BANKING ACT 1987.](1)

------------
(1) Applies only if this Note is denominated in pounds sterling and matures not more than one year from and including the Original Issue Date.

               [A [SHORTER TERM/LONGER TERM] DEBT SECURITY ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE UNITED KINGDOM BANKING ACT 1987.](2)

------------
(2) Applies only if this Note is denominated in pounds sterling and matures more than one year from and including the Original Issue Date.

               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

               IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

               THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN. THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW OF JAPAN AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

               IF THIS NOTE IS DENOMINATED IN JAPANESE YEN, IT SHALL HAVE A MATURITY OF NOT LESS THAN ONE YEAR AND IT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT IN JAPAN PRIOR TO THE DATE WHICH IS 90 DAYS AFTER THE SETTLEMENT DATE WITH RESPECT TO THIS NOTE. IF (i) INTEREST PAYMENTS ON THIS NOTE ARE DENOMINATED IN JAPANESE YEN AND PRINCIPAL PAYMENTS ARE DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN JAPANESE YEN OR (ii) PRINCIPAL PAYMENTS ON THIS NOTE ARE DENOMINATED IN JAPANESE YEN AND INTEREST PAYMENTS ARE DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN JAPANESE YEN, THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE SETTLEMENT DATE WITH RESPECT TO THIS NOTE.



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                 SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES [D/E]
                                (Floating Rate)



ORIGINAL ISSUE DATE:             INTEREST ACCRUAL DATE:          INTEREST PAYMENT DATE(S):
MATURITY DATE:                   INITIAL INTEREST RATE:          INTEREST PAYMENT PERIOD:
BASE RATE:                       INITIAL INTEREST RESET          INTEREST RESET PERIOD:
                                  DATE:
INDEX MATURITY:                  MAXIMUM INTEREST RATE:          INTEREST RESET DATES:
SPREAD (PLUS OR MINUS):          MINIMUM INTEREST RATE:          CALCULATION AGENT:
ALTERNATE RATE SPREAD            INITIAL REDEMPTION DATE:        SPECIFIED CURRENCY:
 EVENT:
SPREAD MULTIPLIER:               INITIAL REDEMPTION              LIBOR CURRENCY:
                                  PERCENTAGE:
EUROCLEAR NO:                    ANNUAL REDEMPTION               TOTAL AMOUNT OF OID:
                                  PERCENTAGE REDUCTION:
CEDEL NO:                        OPTIONAL REPAYMENT              ORIGINAL YIELD TO
                                  DATE(S):                        MATURITY:
COMMON CODE:                     EXCHANGE RATE AGENT:            INITIAL ACCRUAL PERIOD OID:
ISIN:                            DESIGNATED CMT TELERATE         MINIMUM DENOMINATIONS:
                                  PAGE:
REPORTING SERVICE:               DESIGNATED CMT MATURITY
                                  INDEX:
OTHER PROVISIONS:


               Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to bearer, upon surrender hereof, the principal amount specified in Schedule A hereto, on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon, from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until but excluding the Initial Interest Reset Date specified above, and on and after at a rate per annum determined in accordance with the provisions specified in the Permanent Global Bearer Note (as defined below) until but excluding the date such principal amount is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs fifteen days or less prior to the first Interest Payment Date occurring after the Interest Accrual Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date (as specified above) or redemption or repayment date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

               Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal amount hereof has been paid or duly made available for payment. Upon any payment of interest on this Note, the Principal Paying Agent (as defined below) shall cause Schedule A of this Note to be endorsed to reflect such payment. No payment on this Note will be made at any office or agency of the Issuer in the United States or by check mailed to an address in the United States (as defined below) or by wire transfer to an account maintained by the holder of this Note with a bank in the United States except as may be permitted under United States federal tax laws and regulations then in effect without adverse tax consequences to the Issuer. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents (as defined below) would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. Notwithstanding any other provision of this Note, no payment of principal or interest shall be made on any portion of this Note unless there shall have been delivered to the Principal Paying Agent a certificate substantially in the form of Exhibit A hereto with respect to the portion of this Note with respect to which such principal or interest is to be paid. Such certificate shall have been delivered to the Principal Paying Agent by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator") Cedel Bank, societe anonyme ("Cedel") and/or any other relevant clearing system (including Societe Interprofessionelle pour la Compensation des Valeurs Mobilieres and the Intermediaires financiers habilites authorized to maintain accounts therein (SICOVAM")), as the case may be, and shall be based on a certificate substantially in the form of Exhibit B hereto provided to the Euroclear Operator, Cedel and/or any other relevant clearing system, as the case may be, by those of its account holders who are to receive such payment of principal or interest.

               This Note is issued in temporary global bearer form and represents all or a portion of a duly authorized issue of Senior Global Medium-Term Notes, Series [D/E] (the "Notes"), issued under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996 between Morgan Stanley Group Inc. (as predecessor of the Issuer) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) as further supplemented by a Third Supplemental Senior Indenture dated as of June 1, 1997 between the Issuer and the Trustee (as so supplemented, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank (formerly known as Chemical Bank), London Branch, as its principal paying agent for the Notes (the "Principal Paying Agent," which term includes any additional or successor Principal Paying Agent appointed by the Issuer).

               Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Floating Rate Senior Bearer Note (the "Permanent Global Bearer Note") to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Issuer and the holder hereof as if fully set forth herein. The form of the Permanent Global Bearer Note is attached hereto.

               This Note is exchangeable in whole or from time to time in part on or after the Exchange Date (as defined below) for an interest (equal to the principal amount of the portion of this Note being exchanged) in a single Permanent Global Bearer Note upon the request of the Euroclear Operator, Cedel and/or any other relevant clearing system, acting on behalf of the owner of a beneficial interest in this Note, to the Principal Paying Agent upon delivery to the Principal Paying Agent of a certificate substantially in the form of Exhibit A hereto with respect to the portion of this Note to be exchanged. Such certificate shall have been delivered to the Principal Paying Agent by the Euroclear Operator, Cedel and/or any other relevant clearing system, as the case may be, and shall be based on a certificate substantially in the form of Exhibit B hereto provided to the Euroclear Operator, Cedel and/or any other relevant clearing system, as the case may be, by those of its account holders having an interest in the portion hereof to be exchanged. Notwithstanding the foregoing, if this
Note is subject to a tax redemption as described on the reverse of the Permanent Global Bearer Note attached hereto, interests in this Note may be exchanged for interests in a permanent Global Bearer Note on and after such redemption date as if such redemption date had been the Exchange Date, subject to receipt of the certificates described in the preceding sentence. Upon exchange of any portion of this Note for an interest in a Permanent Global Bearer Note, the Principal Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent Global Bearer Note, this Note shall in all respects be entitled to the same benefits under the Senior Indenture as a duly authenticated and delivered Permanent Global Bearer Note.

               As used herein:

               (a) the term "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the City of London and (i) with respect to Notes bearing interest calculated by reference to LIBOR, that is also a London Banking Day, (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or ECUs, in the principal financial center of the country of the Specified Currency, (iii) with respect to Notes denominated in Australian dollars, in Sydney and (iv) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

               (b) the term "Exchange Date" means the date that is 40 days after the date on which the Issuer receives the proceeds of the sale of this Note (the "Closing Date"), provided that if an interest represented by this Note is held by Morgan Stanley & Co. International Limited or Dean Witter International Limited, or any other manager participating in the distribution of the tranche of Notes of which this Note forms a part, as part of an unsold allotment or subscription more than 40 days after the Closing Date for this Note, the Exchange Date shall be the day after the date such interest is sold by Morgan Stanley & Co. International Limited or Dean Witter International Limited or such other manager, all as determined and notified to the Trustee by Morgan Stanley & Co. International Limited or Dean Witter International Limited, or if Morgan Stanley & Co. International Limited or Dean Witter International Limited did not participate in the distribution of such tranche, by the Issuer.

               (c) the term "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

               All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

               Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                              MORGAN STANLEY, DEAN WITTER,
                                     DISCOVER & CO.




                                     By:_____________________________
                                        Name:
                                        Title:




TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
      to in the within-mentioned
      Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee




By:_____________________________
   Authorized Officer





                                                                    SCHEDULE A


                             SCHEDULE OF EXCHANGES

               The Initial Principal Amount of this Note is ______________. The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Bearer Note have been made:



                                                     Principal Amount       Remaining Principal
                                                      Exchanged for         Amount Outstanding           Notation Made
   Date of Exchange                                     Permanent                Following             by or on Behalf of
 or Interest Payment       Payment of Interest      Global Bearer Note         Such Exchange         Principal Paying Agent
--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------

--------------------       -------------------      ------------------      -------------------      ----------------------






                                                          EXHIBIT A


                    [FORM OF CERTIFICATE TO BE GIVEN BY
                       THE EUROCLEAR OPERATOR, CEDEL
                AND/OR ANY OTHER RELEVANT CLEARING SYSTEM]

                                CERTIFICATE




                Morgan Stanley, Dean Witter, Discover & Co.


                  Global Medium-Term Notes, Series [D/E]

               Represented by Temporary Global Note No ____.


               This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Appendix 2 to Exhibit B to the Euro Distribution Agreement relating to such Notes, as of the date hereof, __________ principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States persons who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and such United States or foreign financial institutions described in clause
(iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

               As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

               We further certify (i) that we are not making available herewith for exchange (or, if relevant, seeking to collect principal or interest with respect to) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith (or, if relevant, with respect to which principal or interest is being requested) are no longer true and cannot be relied upon as the date hereof.

               We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.



Dated:  _______________, 19__

[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of Redemption Date prior to Exchange Date]
[insert Exchange Date]]

                                    [MORGAN GUARANTY TRUST COMPANY OF NEW
                                    YORK, BRUSSELS OFFICE, as Operator of the
                                    Euroclear System]

                                    [CEDEL BANK SOCIETE ANONYME]

                                    [OTHER]



                                     By:_____________________________
                                        Name:
                                        Title:






                                                          EXHIBIT B


              [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
                  HOLDER OF THE EUROCLEAR OPERATOR, CEDEL
                AND/OR ANY OTHER RELEVANT CLEARING SYSTEM]

                                CERTIFICATE




                Morgan Stanley, Dean Witter, Discover & Co.
                  Global Medium-Term Notes, Series [D/E]

                Represented by Temporary Global Note No __.


               This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account
(i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or
(C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

               As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

               We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

               This certification excepts and does not relate to $___________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any principal or interest) cannot be made until we do so certify.

               We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.



Dated:  _______________, 19__

[To be dated no earlier than the 10th day before [insert date of Interest Payment Date prior to Exchange Date]
[insert date of Redemption Date prior to Exchange Date]
[insert Exchange Date]]

                                     [NAME OF ACCOUNT HOLDER]



                                     By:_____________________________
                                        (Authorized Signatory)
                                        Name:
                                        Title: